CERTIFICATIONS

                    I, Scott S. James certify that:

1. I have prepared this report on Form N-CSR of The Scott James Fund, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement, a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information presented, fairly show in all material respects as of, and for the periods included in this report. Cash flow information is not considered pertainent to this document or the registrant;

4. The Fund is small being under 1 million dollars in total assets.  Mr.
James is the certifying officer of the Fund. The Board, in view of the small size of the Fund and the continuing history of certified audits and the auditors satisfaction as stated in their statement of internal control exercised by the Fund, made it unnecessary to have more certifying officers. Mr. James therefore is responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act of 1940) for the registrant and has:
   a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant is made known to him by all others associated with the Fund, particularly during the period which this report is being prepared;
   b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and
   c) Evaluated and believes that the effectiveness of the disclosure controls and procedures produces a satisfactory evaluation of the Fund's financials reported in the audited annual report given above as of the Evaluation Date;

5. The Board of Directors and Mr. James have discussed, based on their most recent evaluation, to the registrant's auditors that:
   a) They were satisfied that there were no significant deficiencies in the design or operation of internal controls which could adversly affect the registrant's ability to record, process, summarize, and report financial data; and
   b) There was no fraud, whether or not material, that involves management or other employees who might have a role in internal controls;

6. The registrant's Board of Directors and Mr. James hereby state in this report that there are no changes in internal controls or other factors that significantly affect internal controls subsequent to the date our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: 10/31/03



/s/ Scott S. James
Scott S. James
President








                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant)                                  Scott James Fund, Inc.

By (Signature and Title)                      /s/ Scott S. James
                                                  Scott S. James
                                                  President

Date:                                             10/31/03

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


By (Signature and Title)                      /s/ Scott S. James
                                                  Scott S. James
                                                  President

Date:                                             10/31/03